UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2011

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 15, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement for Sale of 17173 Business

On November 29, 2011 the registrant (“Sohu”) entered into a Master Transaction Agreement (the “Transaction Agreement”) between, on the one hand, Sohu and its subsidiaries and variable interest entities Sohu.com Limited, Beijing Sohu Internet Information Service Co., Ltd., Beijing Sohu New Era Information Technology Co., Ltd., and Beijing Sohu New Media Information Technology Co., Ltd. (Sohu and such subsidiaries and variable interest entities, collectively, the “Sellers”), and, on the other hand, Changyou.com Limited, an indirect majority-owned subsidiary of the registrant (“Changyou”), and its subsidiaries and variable interest entities Changyou.com HK Limited, Beijing Changyou Gamespace Software Technology Co., Ltd., and Beijing Guanyou Gamespace Digital Technology Co., Ltd (Changyou and such subsidiaries and variable interest entities, collectively, the “Buyers”). Upon the terms and subject to the conditions of the Transaction Agreement, Changyou and the other Buyers will acquire from Sohu and the other Sellers the business of 17173.com, a leading game information portal in China (the “17173 Business”).

Under the Transaction Agreement, the Buyers will acquire from the Sellers all assets associated with the 17173 Business for fixed cash consideration of US$162.5 million. The parties have agreed to customary representations, warranties, indemnities and covenants in the Transaction Agreement, including, among others, pre-closing covenants by the Sellers to conduct the 17173 Business in the ordinary course consistent with past practice and not to engage in certain kinds of transactions relating to the 17173 Business without the consent of the Buyers. The Transaction Agreement also provides for a brief transition period from the closing through December 31, 2011, during which time the operation of the 17173 Business by the Buyers in the ordinary course of business generally will be for the benefit and at the risk of the Sellers.

The Transaction Agreement also includes various other provisions customary for transactions of this nature. The transaction is expected to close in December 2011, subject to customary closing conditions specified in the Transaction Agreement. The Transaction Agreement also contains certain customary termination rights for both Buyers and Sellers. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The registrant and Changyou have also revised their existing non-competition agreement to provide Sohu’s agreement not to compete with Changyou in the 17173 Business for a period of five years following the closing under the Transaction Agreement. A copy of the revised non-competition agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Services Agreement and Online Links and Advertising Agreement

Separately, the registrant and Changyou have entered into a services agreement and an online links and advertising agreement (together, the “Services and Advertising Agreements”), pursuant to which the registrant will provide specified links and advertising space and technical support to Changyou, including the provision and maintenance of the user log-in system, information management system and virtual currency payment system. The Services and Advertising Agreements will provide for a term of twenty-five years for the virtual current payment system services, and an initial term of three years for all the other relevant services and links and advertising space, and will involve aggregate fees to the registrant of approximately US$30 million. Under the Services and Advertising Agreements, Changyou may renew certain rights for a subsequent term of twenty-two years, and may obtain a perpetual software license in respect of the information management system and user log-in system following the expiration of the three-year term, subject to Changyou’s payment to the registrant of additional fees of up to approximately US$5 million in aggregate.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Services and Advertising Agreements, copies of which are filed herewith as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Audit Committee and Board Approval of Related Party Transactions

Early in the course of discussions concerning a potential transaction regarding the 17173 Business between Sohu and Changyou, management of each of Sohu and Changyou, respectively, determined that, in view of Sohu’s status as Changyou’s controlling shareholder and Dr. Charles Zhang’s positions as Chairman of the Board and Chief Executive Officer of Sohu as well as Chairman of the Board of Changyou, and his status as both beneficial holder of approximately 20.1% of the outstanding capital stock of Sohu and 47,900 Changyou American depositary shares, such a transaction would be a related party transaction, and Changyou determined to (i) retain separate U.S. and PRC legal counsel to advise it on the proposed transaction, conduct legal due diligence on the 17173 Business and assist it with negotiation of the Transaction Agreement and related agreements and the Services and Advertising Agreements, and (ii) retain a separate Big Four accounting firm to assist with financial due diligence of the 17173 Business. Sohu management asked the Audit Committee of the Board of Directors of Sohu to consider the fairness to Sohu of the consideration to be received under the Transaction Agreement and to determine whether to recommend to the full Sohu Board that it approve the Transaction Agreement, and Changyou management similarly asked the Audit Committee of the Board of Directors of Changyou to consider the fairness to Changyou of the consideration to be paid under the Transaction Agreement and to determine whether to recommend to the full Changyou Board that it approve the Transaction Agreement. Dr. Zhang recused himself from participation in the negotiation of the Transaction Agreement and the Services and Advertising Agreements, did not participate in discussion of such agreements and transactions by Changyou’s Board of Directors and abstained from voting on such agreements and transactions on Changyou’s Board of Directors.

Sohu retained American Appraisal China Limited for purposes of providing a fairness opinion to Sohu’s Audit Committee in connection with the Transaction. American Appraisal China Limited provided its opinion to Sohu’s Audit Committee that the consideration to be received by Sohu under the Transaction Agreement is fair, from a financial point of view, to Sohu. American Appraisal China Limited’s opinion is subject to and conditioned upon all definitions, assumptions and conditions set forth in the text of the written opinion. A copy of the fairness opinion of American Appraisal China Limited is filed herewith as Exhibit 99.1. Changyou separately engaged a financial advisor in connection with the Transaction Agreement to render a fairness opinion to Changyou’s Board of Directors.

The Audit Committee of Sohu’s Board of Directors determined that the consideration to be received by Sohu under the Transaction Agreement was fair to Sohu and recommended that its full Board of Directors approve the Transaction Agreement. The full Board of Directors, in reliance in part upon the Audit Committee’s determination as to the fairness of the consideration to be received by Sohu and upon the Audit Committee’s recommendation, approved the Transaction Agreement. The Audit Committee of Changyou’s Board of Directors determined that the consideration to be paid under the Transaction Agreement was fair to Changyou and recommended that its full Board of Directors approve the Transaction Agreement. The full Board of Directors, in reliance in part upon the Audit Committee’s recommendation and the fairness opinion received by Changyou’s Board of Directors, determined that the consideration to be paid by Changyou was fair to Changyou, and approved the Transaction Agreement.

The Audit Committees of the Boards of Directors of each of Sohu and Changyou recommended that their respective full Boards of Directors approve the Services and Advertising Agreements, based on their respective managements’ reports that the consideration under the Services and Advertising Agreements was determined based on prevailing market rates for similar services and links and advertising space. In addition, in reliance in part on such reports, Sohu’s Audit Committee determined that the consideration to be received under the Service and Advertising Agreements is fair to Sohu, and Changyou’s Audit Committee and Board of Directors determined that the consideration to be paid under the Services and Advertising Agreements is fair to Changyou, and the Boards of Directors of both Sohu and Changyou approved the Services and Advertising Agreements.

Safe Harbor Statement

This report contains forward-looking statements. Statements that are not historical facts, including statements about the registrant’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in the registrant’s operating results, the registrant’s historical and possible future losses and limited operating history, and the registrant’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and other filings with the Securities and Exchange Commission. Additional potential risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement, the inability to complete the transaction due to the failure to satisfy conditions to closing, and the risk that the proposed transaction disrupts current plans and operations.

Item 8.01 Other Events.

On November 29, 2011, the registrant issued a press release announcing the execution of the Transaction Agreement, a copy of which is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	The following Exhibits are filed as part of this report:

10.1 Master Transaction Agreement, dated as of November 29, 2011, among, on the one hand, the registrant, Sohu.com Limited, Beijing Sohu Internet Information Service Co., Ltd., Beijing Sohu New Era Information Technology Co., Ltd., and Beijing Sohu New Media Information Technology Co., Ltd., and, on the other hand, Changyou.com Limited, Changyou.com HK Limited, Beijing Changyou Gamespace Software Technology Co., Ltd., and Beijing Guanyou Gamespace Digital Technology Co., Ltd.

10.2 Amended and Restated Non-Competition Agreement, dated as of November 29, 2011, by and between Changyou.com Limited and the registrant

10.3 Services Agreement, dated as of November 29, 2011, by and between Beijing Changyou Gamespace Software Technology Co., Ltd. and Beijing Sohu New Media Information Technology Co., Ltd.

10.4 Online Links and Advertising Agreement, dated as of November 29, 2011, by and between Beijing Guanyou Gamespace Digital Technology Co., Ltd. and Beijing Sohu New Media Information Technology Co., Ltd.

23.1 Consent of American Appraisal China Limited dated November 29, 2011

99.1 Fairness Opinion of American Appraisal China Limited dated November 29, 2011

99.2 Press Release dated November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 1, 2011	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Co-President and Chief Financial Officer

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